UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  January 10, 2013

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

        000-53981                                                            20-8610073

                  (Commission File Number)                              (IRS Employer Identification No.)

 19111 North Dallas Parkway, Suite 200

          Dallas, TX                                                                                         75287

(Address of principal executive offices)                                                              (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, Andrew Malloy was appointed to the board of directors of Blue Calypso, Inc. (the “Company”). There were no arrangements or understandings between Mr. Malloy and the Company pursuant to which he was selected as a director. Mr. Malloy will also serve as a member of the Company’s audit committee and compensation committee. In connection with his appointment as a director and as a member of the audit committee, Mr. Malloy was granted options to purchase an aggregate of 450,000 shares of the Company’s common stock (the “Options”) at an exercise price equal to $0.22 per share for a term of 10 years. The Options vest pro-rata quarterly over a period of two years.

Mr. Malloy is a Managing Director of Monument Capital Group LLC, a Washington DC based private investment firm, where he serves as the head of their Denver, Colorado office. He has 30 years of experience in alternative investments, family office and wealth management industries. Prior to joining Monument Capital Group, Mr. Malloy served as a Managing Director of Massey Quick & Co., a multi-family investment office, from March 2011 through December 2011. Prior to joining Massey Quick, he served as a Managing Principal of Shepherd Kaplan LLC, an investment advisory firm based in Boston, Massachusetts from February 2009 through July 2010. Previous to Shepherd Kaplan, Mr. Malloy was an initial investor in, and the Director of Business Strategy and Development for WisdomTree Asset Management, Inc. from June 2006 through October 2008. Mr. Malloy also previously served as a Senior Managing Director and the Chief Investment Officer of TAG Associates, Ltd., as a Senior Vice President at Oppenheimer & Co. He also served in the corporate and executive services group of Bear, Stearns & Co. Mr. Malloy is also an Associate General Partner of his family’s real estate holding company. He attended Villanova University and the Harvard Business School Executive MBA program.

Item 3.02        Unregistered Sale of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: January 14, 2013	By:	/s/ William Ogle William Ogle Chief Executive Officer